SECOND AMENDMENT TO CREDIT AGREEMENT
This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 1, 2013 (the “Second Amendment Effective Date”) among INNERWORKINGS, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”), Swing Line Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of August 2, 2010 (as previously amended and modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower is requesting that the Administrative Agent and the Lenders modify certain provisions of the Credit Agreement; and
WHEREAS, the Administrative Agent, Swing Line Lender, L/C Issuer and the Lenders have agreed to amend certain terms of the Credit Agreement on the terms, and subject to the conditions, set forth below.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.Amendments to Credit Agreement.
(a)    The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:
“Consolidated EBITDA” means (a) Consolidated Net Income plus (b) to the extent deducted in determining Consolidated Net Income and, without duplication, (i) Consolidated Interest Charges, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary or non-recurring non-cash expenses or losses incurred other than in the ordinary course of business, (vi) non-cash compensation expenses arising from any grant of stock, stock options or other equity based awards, (vii) non-cash expenses resulting from non-speculative hedging activities that are required to be recognized as Indebtedness under GAAP to the extent permitted hereunder, (viii) any other non-cash charges for such period (including any impairment or writeoff of goodwill or other intangible assets but excluding any such non-cash charge, expense or loss to the extent that it represents an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense that was paid in a prior period), (ix) amortization of any financing costs or fees or original issue discount incurred in connection with any Indebtedness, (x) transaction expenses paid in cash in such period in connection with (A) the making of the Credit Extensions and the closing of this Agreement and (B) Permitted Acquisitions and other investments permitted under this Agreement, (xi) to the extent incurred prior to September 30, 2013, restructuring charges and losses incurred from the write off of prepaid commissions, in an aggregate amount not to exceed $3,900,000 during the term of this Agreement and (xii) legal expenses paid in connection with the e-Lynxx patent infringement lawsuit in an aggregate amount not to exceed $1,300,000 during the term of this Agreement minus (c) to the extent included in Consolidated Net Income and, without duplication, (i) interest income, (ii) income tax credits and refunds (to the extent not netted from tax expense), (iii) any cash payments made during such period in respect of items described in clauses (b)(v), (b)(vi), (b)(vii) and (b)(viii) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred, (iv) non-cash gains resulting from non-speculative hedging activities that are required to be recognized as income under GAAP to the extent permitted hereunder, (v)

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extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business and (vi) income or gains received in connection with the e-Lynxx patent infringement lawsuit, all calculated for the Borrower and its Subsidiaries on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, in each case, to the extent reasonably calculable, and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. For purposes of clarification, Consolidated EBITDA shall be adjusted for, without limitation, extraordinary or nonrecurring expenses, increased costs, identifiable and verifiable expense reductions and excess management compensation, if any, and other items of any Permitted Acquisitions, in all cases, calculated on a basis consistent with GAAP and Regulation S-X of the Securities Exchange Act of 1934, as amended, or as otherwise approved by Administrative Agent in its reasonable credit judgment. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the Equity Interests of a Person, and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $2,500,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $2,500,000.
“Eurodollar Base Rate” means:
(a)     for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)     for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits for a term of one month commencing that day;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied as otherwise reasonably determined by the Administrative Agent.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction

(or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located (c) any backup withholding tax that is required by the Internal Revenue Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (c) and (e) any U.S. federal withholding taxes imposed pursuant to FATCA.
“Guarantors” means, collectively, (a) each Material Domestic Subsidiary of the Borrower identified as a “Guarantor” on the signature pages hereto, (b) each other Material Domestic Subsidiary that joins as a Guarantor pursuant to Section 7.09 or otherwise, (c) solely with respect to (i) Obligations under any Swap Contract between any Loan Party or any Subsidiary and any Lender or Affiliate of a Lender that is permitted to be incurred pursuant to Section 8.01(f) (other than with respect to the Borrower), (ii) Obligations under any Treasury Management Agreement between any Loan Party or any Subsidiary and any Lender or Affiliate of a Lender (other than with respect to the Borrower) and (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, the Borrower, and (d) the successors and permitted assigns of the foregoing. Notwithstanding anything to the contrary in this Agreement, an SPV for a Permitted Securitization Transaction shall not be required to become a Guarantor.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between any Loan Party or any Subsidiary and any Lender or Affiliate of a Lender that is permitted to be incurred pursuant to Section 8.01(f) and (b) all obligations under any Treasury Management Agreement between any Loan Party or any Subsidiary and any Lender or Affiliate of a Lender; provided, however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
(b)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and only to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act

(determined after giving effect to Section 4.08 and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties and any keepwell, support or other agreement for the benefit of such Guarantor) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes illegal.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“LIBOR” has the meaning specified in the definition of Eurodollar Base Rate.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Specified Loan Party” has the meaning specified in Section 4.08.
“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
(c)    A new clause (C) is hereby added to the Credit Agreement immediately following Section 3.01(e)(ii)(B) of the Credit Agreement to read as follows:
(C)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(d)    A new Section 4.08 is hereby added to the Credit Agreement immediately following Section 4.07 of the Credit Agreement to read as follows:
4.08    Keepwell.
Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan

Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been Fully Satisfied. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.
(e)    The last paragraph in Section 9.03 of the Credit Agreement is hereby amended to add the following sentence at the end of such paragraph to read as follows:
Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
2.Effectiveness; Conditions Precedent. This Amendment shall become effective upon satisfaction of the following conditions precedent:
(a)Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Loan Parties and the Required Lenders.
(b)Lender/Administrative Agent Fees. The Borrower shall have paid (i) to the Administrative Agent, for the account of each Lender executing this Amendment, a fee equal to 0.05% of the Revolving Commitment of such Lender and (ii) to the Administrative Agent, all fees due and payable to the Administrative Agent on the date hereof.
(c)Attorney Costs. The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (“Attorney Costs”) to the extent invoiced prior to or on the Second Amendment Effective Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

3.Ratification of Credit Agreement. The term “Credit Agreement” as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. The Loan Parties acknowledge and consent to the modifications set forth herein and agree that this Amendment does not impair, reduce or limit any of their obligations under the Loan Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Loan Document. Notwithstanding anything herein to the contrary and without limiting the foregoing, each of the Guarantors reaffirm their guaranty obligations set forth in the Loan Agreement.

4.Authority/Enforceability. Each of the Loan Parties represents and warrants as follows:
(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
(d)The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.

5.Representations. The Loan Parties represent and warrant to the Lenders that the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

6.Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other electronic imaging means (i.e., .pdf) shall be effective as an original.

7.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered and this Amendment shall be effective as of the Second Amendment Effective Date.
BORROWER:                INNERWORKINGS, INC,
a Delaware corporation
By:                                Name:
Title:
ADMINISTRATIVE AGENT:        bank of america, n.a.,
as Administrative Agent
By:                                Name:
Title:
LENDERS:                bank of america, n.a.,
as a Lender, an L/C Issuer and the Swing Line Lender
By:
Name:
Title:
JPMORGAN CHASE BANK, N.A.,
as a Lender
By:
Name:
Title:
PNC BANK, NATIONAL ASSOCIATION,
as a Lender
By:
Name:
Title:
[signatures continue on next page]

ASSOCIATED BANK, N.A.,
as a Lender
By:
Name:
Title:
THE NORTHERN TRUST COMPANY,
as a Lender
By:
Name:
Title: